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                                                                    Exhibit 23.1



                       CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to shares of class A common stock of Metromedia Fiber Network, Inc. and to the incorporation by reference therein of our report dated March 4, 1999, with respect to the consolidated financial statements and schedules of Metromedia Fiber Network, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP


New York, New York
September 7, 1999